Exhibit 99.2

Independent Auditors’ Report
The Board of Managers
Navigator Energy Services, LLC:
We have audited the accompanying consolidated financial statements of Navigator Energy Services, LLC and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of operations, members’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Navigator Energy Services, LLC and its subsidiaries as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years then ended, in accordance with U.S. generally accepted accounting principles.
/s/ KPMG LLP
Dallas, Texas
April 26, 2017

NAVIGATOR ENERGY SERVICES, LLC
AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2016 and 2015
Assets	2016	2015
Current assets:
Cash and cash equivalents	$5,914,144	25,214,529
Accounts receivable	3,998,946	779,625
Notes receivable from members	185,000	—
Other current assets	576,639	359,124
Total current assets	10,674,729	26,353,278
Property, plant and equipment, net	301,339,952	166,280,931
Intangible assets, net	40,293,492	41,948,250
Goodwill, net	1,044,986	1,175,609
Tank bottoms and line fill	2,810,406	3,348,878
Other long-term assets	171,852	161,130
Total assets	$356,335,417	239,268,076
Liabilities and Members’ Equity
Accounts payable	$21,008,605	16,613,013
Deferred tax liability	71,145	—
Accrued expenses and payables	12,464,088	17,270,263
Deferred revenue	3,579,605	—
Total current liabilities	37,123,443	33,883,276
Borrowings under revolving credit facility, net of debt issuance costs	123,504,648	74,164,661
Other long-term liabilities	69,001	—
Total liabilities	160,697,092	108,047,937
Contributed equity	218,460,000	140,438,275
Accumulated deficit	(22,821,675)	(9,218,136)
Total members’ equity	195,638,325	131,220,139
Total liabilities and members’ equity	$356,335,417	239,268,076
See accompanying notes to consolidated financial statements.

NAVIGATOR ENERGY SERVICES, LLC
AND SUBSIDIARIES
Consolidated Statements of Operations
Years ended December 31, 2016 and 2015
	2016	2015
Revenues:
Transportation, storage, and gathering revenues	$26,249,943	1,807,722
Total revenues	26,249,943	1,807,722
Costs and expenses:
Operating expense	8,521,869	1,105,558
Depreciation and amortization	12,035,029	859,711
General and administrative	7,496,118	8,734,682
Total costs and expenses	28,053,016	10,699,951
Operating loss	(1,803,073)	(8,892,229)
Interest expense	3,191,484	652,058
Non-operating (gain) loss	1,940,035	(370,425)
Provision for income taxes	71,145	—
Net loss	$(7,005,737)	(9,173,862)
See accompanying notes to consolidated financial statements.

NAVIGATOR ENERGY SERVICES, LLC
AND SUBSIDIARIES
Consolidated Statements of Members’ Equity
Years ended December 31, 2016 and 2015
			Total
	Contributed	Accumulated	members’
	equity	deficit	equity
Balance, December 31, 2014	$74,000,000	(44,274)	73,955,726
Contributions	66,438,275	—	66,438,275
Net loss	—	(9,173,862)	(9,173,862)
Balance, December 31, 2015	140,438,275	(9,218,136)	131,220,139
Contributions	78,021,725	—	78,021,725
Distributions	—	(6,597,802)	(6,597,802)
Net loss	—	(7,005,737)	(7,005,737)
Balance, December 31, 2016	$218,460,000	(22,821,675)	195,638,325
See accompanying notes to consolidated financial statements.

NAVIGATOR ENERGY SERVICES, LLC
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Years ended December 31, 2016 and 2015
	2016	2015
Operating activities:
Net loss	$(7,005,737)	(9,173,862)
Adjustments to reconcile net loss to net cash provided by (used in)
operating activities:
Depreciation and amortization	12,035,029	859,711
Amortization of deferred debt issuance costs	257,023	75,940
Non-operating (gain) loss	1,940,035	(370,425)
Changes in operating assets and liabilities:
Accounts receivable	(3,219,321)	(779,625)
Other current assets	(217,515)	(357,124)
Deferred revenue	3,579,605	—
Accounts payable and accrued expenses and payables	531,572	1,934,057
Other current and noncurrent assets and liabilities	(55,575)	(111,628)
Net cash provided by (used in) operating activities	7,845,116	(7,922,956)
Investing activities:
Purchases of property, plant and equipment	(147,296,504)	(130,380,470)
Purchases of oil for tank bottoms and line fill	(355,883)	(3,348,878)
Proceeds from sale of assets	—	1,280,698
Net cash used in investing activities	(147,652,387)	(132,448,650)
Financing activities:
Borrowings under revolving credit facility	80,000,000	75,000,000
Payments on revolving credit facility	(30,000,000)	—
Equity contributions	78,021,725	66,438,275
Distributions to Partners	(6,597,802)	—
Payments of debt issuance costs	(917,037)	(911,278)
Net cash provided by financing activities	120,506,886	140,526,997
Net increase (decrease) in cash and cash equivalents	(19,300,385)	155,391
Cash and cash equivalents – beginning of period	25,214,529	25,059,138
Cash and cash equivalents – end of period	$5,914,144	25,214,529
Change in accrued capital expenditures	$(942,155)	31,904,945
Cash paid for interest	3,583,657	155,208
See accompanying notes to consolidated financial statements.

NAVIGATOR ENERGY SERVICES, LLC
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

(1) Formation and Description of Business
Navigator Energy Services, LLC (Navigator or the Company) was formed in July 2013 in Delaware. The Company is principally engaged in the transportation and storage of crude oil. On December 23, 2014, the Company acquired construction in progress and customer contracts related to a segment of pipeline under construction in the Permian Basin (the Big Spring Gateway Pipeline) for a purchase price of $49,000,000. During 2015, the Company continued construction of the Big Spring Gateway Pipeline, which extends into Upton, Reagan, Martin, Midland, Glasscock, Howard, Mitchell, and Scurry counties in Texas. In August 2015, Navigator began transporting crude oil on a completed section of its pipeline system. Prior to this time, the Big Spring Gateway Pipeline was under construction. The Big Spring Gateway Pipeline is a 500‑mile system designed to transport up to 160,000 barrels of crude oil per day. Navigator operates the Big Spring Gateway Pipeline as a common carrier pipeline with intrastate tariffs on file with the Railroad Commission of Texas (RRC) and interstate tariffs on file with FERC.
(2) Summary of Significant Accounting Policies
(a) Principles of Consolidation
The accompanying consolidated financial statements include the accounts of Navigator Energy Services, LLC and its majority‑owned subsidiaries (collectively, the Company). All significant intercompany balances and transactions have been eliminated in consolidation. The Company has no involvement with variable interest entities.
(b) Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
(c) Cash and Cash Equivalents
The Company considers all highly liquid investments with a maturity of 90 days or less when purchased to be cash equivalents.
(d) Accounts Receivable
Accounts receivable are recorded at the invoiced amount and do not bear interest. Amounts collected on accounts receivable are included in net cash provided by operating activities in the consolidated statements of cash flows. To date, the Company has not experienced any losses related to collecting for customers. As a result, the Company does not have an allowance for doubtful accounts. The Company monitors the credit risk of its customer base and actively manages the receivable balance to ensure that customers are making payments timely. The Company does not have any off‑balance‑sheet credit exposure related to its customers.

NAVIGATOR ENERGY SERVICES, LLC
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

(e) Revenue Recognition
Revenue is recognized when earned, written evidence of an arrangement exists, pricing is fixed and determinable and collectability of the revenue is reasonably assured. The critical terms that embody the Company’s sales arrangements are included in executed contracts with third‑party customers. For transportation revenue, services are considered complete upon delivery to a downstream destination. For storage revenue, revenue is recognized when service is provided to the customer. For gathering revenue, revenue is recognized when product is gathered. Volumes are measured at receipt and delivery points by system meters.
Our ship‑or‑pay contracts provide a minimum volume commitment to our customers. Under these contracts, our customers agree to ship a minimum volume of crude oil on our pipeline system. If shippers do not meet the minimum contracted volume commitments under our ship‑or‑pay contracts, we receive deficiency payments. Cash collected from customers for deficiency payments is recorded as deferred revenue. We recognize deferred revenue under these arrangements into revenue once all contingencies or potential performance obligations associated with the related volumes have been satisfied or expired.
Our long‑term transportation agreements and tariffs for crude oil transportation include a product loss allowance, or PLA. PLA is intended to assure proper measurement of the crude oil despite solids, water, evaporation, and variable crude types that can cause mismeasurement. The PLA provides additional revenue for us if product losses on our pipelines are within the allowed levels, and we are required to compensate our customers for any product losses that exceed the allowed levels. We take title to any excess loss allowance when product losses are within the allowed levels, and we sell that product several times per year at prevailing market prices.
(f) Property, Plant, and Equipment
Property, plant, and equipment are stated at cost. Depreciation on property, plant and equipment is calculated on a straight‑line basis over the estimated useful lives of the assets.
The Company incurs maintenance costs on its pipeline, facilities, and other major equipment. The Company evaluates repair and maintenance costs to determine whether or not the work increases the useful life of the asset. In the event that the useful life is increased, the Company will capitalize the costs. Otherwise, repair and maintenance costs are expensed as incurred.
Much of the Property, Plant and Equipment is internally constructed by the Company. During the construction phase, the Company capitalizes interest at the monthly weighted average rate of interest for all outstanding debt. For 2016, $1,085,628 of interest was capitalized on projects under construction.
(g) Goodwill and Intangible Assets
Goodwill is an asset representing the future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. The Company elected to adopt Accounting Standards Update (ASU) No. 2014‑02, Accounting for Goodwill, which allows a nonpublic entity to elect an accounting alternative to amortize goodwill on a straight‑line basis over 10 years or less than 10 years if the entity demonstrates another useful life is more appropriate.

NAVIGATOR ENERGY SERVICES, LLC
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

Goodwill was amortized using a 10‑year useful life for the years ended December 31, 2016 and 2015. No triggering events indicating possible impairment occurred during the year ended December 31, 2016 or 2015.
Intangible assets that have finite useful lives are amortized over their useful lives. Our intangible asset is customer contracts. The fair value of the intangible was based on the present value of cash flows attributable to the contracts when they were acquired.
(h) Impairment of Long‑Lived Assets
Relevant accounting guidance requires long‑lived assets, such as property, plant, and equipment, and intangible assets with definite lives, to be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. There were no long‑lived asset impairments recognized during the years ended December 31, 2016 or 2015.
(i) Debt Issuance Costs
Debt issuance costs relating to the Company’s revolving credit agreement are deferred and amortized over the term of the credit agreement and are shown, net of accumulated amortization, as a reduction of borrowings under the revolving credit facility. These costs are amortized to interest expense using a method consistent with the effective‑interest method.
During 2016 and 2015, the Company incurred direct costs related to the credit agreement totaling $917,037 and $911,278, respectively. The Company reported amortization expense of $257,023 and $75,940, respectively, for the years ended December 31, 2016 and 2015, which is recorded as a component of interest expense in the accompanying consolidated statements of operations.
(j) Accounts Payable and Accrued Expenses and Payables
Accounts payable consist primarily of vendor obligations due under normal trade terms for services rendered or products received by the Company during ongoing operations.
Accrued expenses and payables consist primarily of accrued capital expenditures and accrued payroll.
(k) Fair Value of Financial Instruments
Accounting guidance requires the disclosure of the fair value of all financial instruments that are not otherwise recorded at fair value in the financial statements. The carrying amount of borrowings under the revolving credit facility reported within the consolidated balance sheets as of December 31, 2016 and 2015 approximates fair value, because of the variable rate nature of borrowings under the revolving credit facility. The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses and payables reported within the consolidated balance sheets approximate fair value due to the short‑term nature of these items.

NAVIGATOR ENERGY SERVICES, LLC
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

(l) Concentrations of Risk
The Company’s sales are entirely comprised of revenue recognized in the Permian Basin area. This concentration of revenue to a single geographical area may impact the Company’s overall business risk, either positively or negatively, in that entities that do business in this geographical area may be similarly affected by changes in economic or other conditions in the oil and gas industry. The Company believes this risk is mitigated by the size, reputation, and nature of its purchasers and operators.
(m) Tank Bottoms and Line Fill
Tank bottoms and line fill are recorded at historical cost and are not subject to amortization. Amounts are presented as a noncurrent asset within the accompanying consolidated balance sheets. Tank bottoms and line fill are not inventory that will be sold in operations, therefore, is not subject to a lower of cost or market analysis.
(n) Other Assets
Other current assets and other long‑term assets consist of prepaid insurance expenses, prepaid rent, other prepaid service agreements, and deposits.
(o) Income Tax
The Company is organized as a Texas limited liability company and is treated as a flow‑through entity for income tax purposes. As a result, the net taxable income of the Company and any related tax credits, for federal income tax purposes, are deemed to pass to the members of the Company even though such net taxable income or tax credits may not have actually been distributed. Accordingly, no federal income tax provision has been made in the consolidated financial statements of the Company since the federal income tax is an obligation of the members.
In 2006, the State of Texas enacted the Texas Margin Tax Bill effective January 1, 2008 for the tax year ended December 31, 2007. The Company has not recorded a tax provision for the year ended December 31, 2015, as management does not believe the amount owed, if any, was material to the Company. The Company has recorded a tax provision of $71,145 for the year ended December 31, 2016.
The Company follows the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 740 (ASC Topic 740), Income Taxes, related to accounting for uncertainties in income taxes. ASC Topic 740 clarifies the accounting for uncertainties in income taxes by prescribing a minimum recognition threshold that a tax position is required to meet before being recognized in the consolidated financial statements. ASC Topic 740 requires that the Company recognize in its consolidated financial statements the financial effects of a tax position, if that position is more likely than not of being sustained upon examination, including resolution of any appeals or litigation processes, based upon the technical merits of the position. ASC Topic 740 also provides guidance on the measurement, classification, interest and penalties, and disclosure.
The Company has not identified any uncertain tax positions as of December 31, 2016 and 2015. As of December 31, 2016 and 2015, the Company’s tax years 2014 to 2016 remain open to examination.

NAVIGATOR ENERGY SERVICES, LLC
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

(p) Asset Retirement Obligation
Accounting standards related to asset retirement obligations requires us to evaluate whether any future asset retirement obligations exist as of December 31, 2016 and 2015, and whether the expected retirement date of the related costs of retirement can be estimated. We have concluded that our long‑lived assets, primarily pipelines, have an indeterminate life because they are owned and will operate for an indeterminate future period when properly maintained. A liability for these asset retirement obligations will be recorded only if and when a future retirement obligation with a determinable life is identified. The Company did not provide any asset retirement obligations as of December 31, 2016 and 2015 because we did not have sufficient information to reasonably estimate such obligations, and we had no current intention of discontinuing use of any significant assets.
(q) Commitments and Contingencies
Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. Recoveries of environmental remediation costs from third parties that are probable of realization are separately recorded as assets, and are not offset against the related environmental liability.
Accruals for estimated losses from environmental remediation obligations generally are recognized no later than completion of the remedial feasibility study. Such accruals are adjusted as further information develops or circumstances change. Costs of expected future expenditures for environment remediation obligations are not discounted to their present value.
(3) Property, Plant, and Equipment
Property, plant, and equipment consisted of the following:

	Estimated
	useful life	December 31
	(yrs)	2016	2015
Pipelines	40	$212,620,359	105,057,175
Buildings and facilities	20	22,828,732	14,651,554
Machinery and equipment	5-15	14,739,206	5,401,687
Land and other		20,977,640	9,689,205
Construction in progress		41,064,957	32,194,888
Total property, plant, and equipment		312,230,894	166,994,509
Accumulated depreciation		(10,890,942)	(713,578)
Total property, plant, and equipment, net		$301,339,952	166,280,931

NAVIGATOR ENERGY SERVICES, LLC
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

Depreciation is provided using the straight‑line method based on the useful life of each asset. The Company recognized depreciation expense of $10,249,648 and $729,089, respectively, for the years ended December 31, 2016 and 2015.
During 2016, the Company recognized non-operating losses of $1,045,681 as a result of disposals of Property, Plant and Equipment. The Company disposed of in-service assets with an original cost of $344,367 and accumulated depreciation of $72,284. The Company also expensed a CIP project with accumulated cost of $773,598 because the Company determined to abandon the project.
(4) Goodwill and Other Intangible Assets
(a) Acquired Intangible Assets
The Company acquired intangible assets at December 23, 2014 related to existing Customer Contracts. Terms of the contracts range from 5 to 10 years from the commencement date, but are expected to renew for multiple terms. The commencement date for all contracts did not occur until 2016, so amortization of intangible was deferred until the commencement date for each contract.

December 31, 2016
	Amortization	Gross
	period	carrying	Accumulated	Net carrying
	(years)	amount	amortization	amount
Intangible assets:
Customer contracts	20	$41,948,250	(1,654,758)	40,293,492

December 31, 2015
	Amortization	Gross
	period	carrying	Accumulated	Net carrying
	(years)	amount	amortization	amount
Intangible assets:
Customer contracts	20	$41,948,250	—	41,948,250

Contracts commenced on either March 1, 2016 or April 1, 2016. Estimated amortization expense for the next five years is $2,097,412 in 2017 through 2021.
(b) Goodwill
As noted in note 1(g), the Company elected to adopt ASU No. 2014‑02 as of January 1, 2015, which permits an accounting alternative to amortize goodwill prospectively on a straight‑line basis. The Company applied an amortization period of 10 years to the goodwill balance as of January 1, 2015.

NAVIGATOR ENERGY SERVICES, LLC
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

The changes in the carrying amount of goodwill for the years ended December 31, 2016 and 2015 are as follows:

Balance as of December 31, 2014	$1,306,232
Amortization expense	(130,623)
Balance as of December 31, 2015	1,175,609
Amortization expense	(130,623)
Balance as of December 31, 2016	$1,044,986
(5) Borrowings under revolving credit facility
At December 31, 2016 and 2015, borrowings under the revolving credit facility consisted of the following:

	2016	2015
Borrowings under revolving credit facility	$125,000,000	75,000,000
Debt issuance costs, net	(1,495,352)	(835,339)
Borrowings under revolving credit facility, net of debt issuance costs	$123,504,648	74,164,661

On July 30, 2015, the Company entered into a $125,000,000 revolving credit agreement (the Credit Agreement) with Wells Fargo Bank, N.A., as administrative agent, with a maturity of July 30, 2020. On August 25, 2016, the Company closed the first amendment to the Credit Agreement exercising an accordion option up to $225,000,000.
The Credit Agreement bears interest at our option of either the (i) Eurodollar Rate, which is the London inter-bank Offered Rate or (ii) the Alternative Base Rate (ABR), which is the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate plus 0.50%, or (C) the Adjusted Eurodollar Rate as of such date for a one‑month Interest Period plus 1.00%; plus the Applicable Margin, which is 3% for Eurodollar Loans, and 2.00% for ABR Loans for the years ended December 31, 2016 and 2015. We have elected the Eurodollar Rate for the years ended December 31, 2016 and 2015. The weighted average interest rate for the years ended December 31, 2016 and 2015 was 3.89% and 3.39%, respectively. The Company must pay an annual commitment fee of 0.50% on the unused portion of the commitment. At December 31, 2016 and 2015, the Company has $125,000,000 and $75,000,000 outstanding and $100,000,000 and $50,000,000, respectively, available under the Credit Agreement.
Borrowings under the Credit Agreement are unconditionally guaranteed, jointly and severally, by all of our subsidiaries and are collateralized by first priority liens on substantially all of existing and subsequently acquired assets and equity. The Credit Agreement contains customary representations, warranties, and events of default, which require the Company to comply with certain affirmative and negative covenants. The Company is in compliance with the financial covenants under the Credit Agreement, including a debt to EBITDA ratio and interest coverage ratio.

NAVIGATOR ENERGY SERVICES, LLC
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

(6) Leases
The Company has noncancelable operating leases, primarily for property and equipment. These leases generally contain renewal options for periods ranging from three to five years and require the Company to pay all executory costs such as maintenance and insurance. Rental payments include minimum rentals plus contingent rentals based on operating expenses.
Minimum rent payments under operating leases are recognized on a straight‑line basis over the term of the lease including any periods of free rent. Rental expense for operating leases (except those with lease terms of a month or less that were not renewed) during 2016 and 2015 consisted of the following:

	2016	2015
Real estate leases	$176,769	352,923
Leased equipment	219,078	33,285
Other leases	—	6,285
Rental expenses	$395,847	392,493
Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 2016 and 2015 are:

Operating
leases
Year ending December 31:
2017	$430,729
2018	503,081
2019	508,928
2020	491,565
2021	491,460
Thereafter	1,376,073
Total minimum lease payments	$3,801,836

(7) Commitments and Contingencies
At December 31, 2016 and 2015, there are not any known legal or environmental contingencies.

NAVIGATOR ENERGY SERVICES, LLC
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

(8) Notes Received for Common Stock
In March 2016, the Company received notes in exchange for common stock issued to two employees. The notes were to be paid or withheld from employee wages, bonuses or other distributions made by the Company. As such, the Company deemed the notes to be virtually irrevocable. As of March 31, 2017, $123,779 of the initial $185,000 has been repaid.
(9) Subsequent Events
On April 11, 2017, the Company entered into an agreement with NuStar Energy L.P. in which the Company will be acquired for $1.475 billion, adjusted for purchase price adjustments. The acquisition is expected to close in mid-to-late May 2017, pending regulatory approvals.
The Company has evaluated subsequent events from the balance sheet date through April 26, 2017, the date at which the consolidated financial statements were available to be issued, and determined that there are no other items to disclose.